SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement           [ ] Confidential, for use of
[x] Definitive Information Statement                  the Commission only

                           GS CLEANTECH CORPORATION
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

         .......................................................................

2)   Aggregate   number   of   securities   to   which   transaction    applies:
     ...........................................................................

3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

           .....................................................................

4)   Proposed maximum aggregate value of transaction:

         .......................................................................

5)   Total fee paid:

         .......................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:
         .............................................
  2)     Form, Schedule or Registration Statement No.:
         .............................................
  3)     Filing Party:
         .............................................
  4)     Date Filed:
         .............................................

                            GS CLEANTECH CORPORATION
                           ONE PENN PLAZA, SUITE 1612
                               NEW YORK, NY 10119

                              INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of GS CleanTech Corporation (the "Company") has given its written consent to a resolution adopted by the Board of Directors of the Company to amend the articles of incorporation so as to effect a reverse split of the Company's common stock in a ratio of 1-for-50. We anticipate that this Information Statement will be mailed on November 21, 2007 to shareholders of record. On or after December 11, 2007, the amendment of the articles of incorporation will be filed with the Delaware Secretary of State and will become effective.

Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the amendment of the Company's certificate of incorporation.

                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



November 21, 2007                                   Kevin Kreisler
                                                    Chairman

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on November 8, 2007 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

(1) 500,000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 500,000,000 shares of common stock issued, outstanding and entitled to vote.

(2) 1,000,000 shares of Series D Preferred Stock, par value $0.001. On the Record Date, there were 1,000,000 shares of Series D preferred stock issued, outstanding and entitled to vote. The voting power of the outstanding shares of Series D preferred stock is equal to that of 7,651,884,354 common shares.

The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of the Company's voting stock, as well as the ownership of such shares by each member of the Company's Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address                        Amount and Nature of       Percent of Class       Percent of
of Beneficial Owner                     Beneficial Ownership      Common   Preferred    Voting Power
-----------------------------------------------------------------------------------------------------
Kevin Kreisler (1)              1,000,000 Series D Preferred          --        100%           93.9%
c/o GreenShift Corporation
1 Penn Plaza, Suite 1612
New York, New York 10119

Current officers and directors  1,000,000 Series D Preferred      0.463%        100%           93.9%
as a group (3 persons)          2,316,192 Common
----------------------------

(1) Represents shares owned by GreenShift Corporation, which company is majority owned by Mr. Kreisler, the Company's chairman.


                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
              TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

The Board of Directors of the Company has unanimously adopted a resolution to amend the Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock at a ratio of 1:50 (the "Reverse Split"). The holder of shares representing a majority of the voting power of the Company's outstanding voting stock has given its written consent to the resolution. Under Delaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after December 11, 2007, and it will become effective on the date of such filing (the "Effective Date").

The Amendment to the Certificate of Incorporation provides that each fifty shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Company common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

Reasons for Approving the Reverse Stock Split

There are three primary reasons why the Board of Directors approved the Reverse Split. The first reason is the exhaustion of our authorized stock. Our articles of incorporation authorize the Board of Directors to issue 500,000,000 common shares. At present, 500,000,000 common shares have been issued and remain outstanding. There is not an adequate number of authorized but unissued shares of common stock available for the various purposes for which the Board of Directors might wish to use such shares, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if the Company is to take advantage of new business opportunities.

The second reason for the reverse split is to make shares of authorized common stock available for issuance upon the conversion or exercise of derivative securities that are currently outstanding. GreenShift Corporation currently holds 1,000,000 shares of Series D Preferred Stock that are convertible into Company common stock equal to 80% of the fully diluted capital stock of the Company. One effect of the Reverse Split will be to make available authorized shares for issuance upon conversion of the preferred shares. In addition, there are outstanding debentures issued by GS CleanTech that are convertible, at the instance of the debt-holders, into GS CleanTech common stock. There are also warrants and options issued by GS CleanTech that are exercisable for common stock. The following table shows the derivative securities currently outstanding (other than the Series D Preferred Stock) that may result in the issuance of more than 1,000,000 common shares:

                                                  Principal                Shares
Derivative Security (1)        Issue Date            Amount              Issuable
-----------------------------------------   -------------------------------------
Secured Convertible Debenture   4/13/2006       $ 4,400,000     (2)   508,470,195
Secured Convertible Debenture   4/21/2006       $   740,067     (2)    85,523,184
Secured Convertible Debenture    7/1/2006       $ 1,900,000     (3)   255,605,381
Secured Convertible Debenture   2/26/2007       $ 1,125,000     (4)   171,232,877
Unsecured Convertible Debenture 2/28/2007       $ 1,000,000     (5)   152,439,024
Warrants                        4/13/2006       $        --     (6)    50,000,000
Options                           Various       $        --     (7)    49,700,427

(1) Note that the above amounts reflect the shares issuable upon conversion of all exercisable derivative securities under oas-iso circumstances. The Company has held favorable initial discussions with its various debenture holders relative to the conversion of debt into Company common stock on terms that Management hopes will bring the total shares issuable upon conversion of all exercisable derivative securities down from 1,412,971,088 to approximately 800,000,000.

(2) The principal amount and accrued interest on the Secured Convertible Debentures issued in April 2006 are convertible by the holder into common stock at a conversion rate equal to the lesser of $0.10 or 90% of the volume weighted average market price of the Company's common stock for the 30 days prior to conversion, as defined in the Notes. At $0.0087 (90% of the volume weighted average price for the 30 days prior to November 9,
     2007), the Convertible Secured Debentures could be converted into 508,470,195 and 85,523,184 common shares, respectively.

(3) The principal amount and accrued interest on the Secured Convertible Debenture issued in July 2006 is convertible by the holder into common stock at a conversion rate equal to average of the three lowest closing prices of the Company's common stock for the 30 days prior to conversion. At $0.0074 (average of the three lowest closing prices for the 30 days prior to November 9, 2007), the Secured Convertible Debenture issued in July 2006 could be converted into 255,605,381 common shares.

(4) The principal amount and accrued interest on the Secured Convertible Debenture issued in February 2007 is convertible at the lesser of $0.05 or 90% of the lowest closing bid price of the Company's common stock during the 30 trading days immediately preceding the conversion date. At $0.0066 (90% of the lowest closing bid price of the Company's common stock during the 30 trading days prior to November 9, 2007), the Secured Convertible Debenture issued in February 2007 could be converted into 171,232,877 common shares.

(5) The principal amount and accrued interest on the Secured Convertible Debenture issued in July 2006 is convertible by the holder into common stock at a conversion rate equal to the lesser of $0.01 per share or 80% of the average of the closing market prices for the common stock during the five days preceding conversion. At $0.0066 (80% of the average of the closing market prices for the common stock for the 5 days prior to November 9, 2007), the Secured Convertible Debenture issued in July 2006 could be converted into 152,439,024 common shares.

(6) There are four five-year Warrants that were issued in connection with the sale of the Secured Convertible Debentures on April 13, 2006. One permits the purchase of 7,500,000 shares at $0.10 per share. One permits the purchase of 7,500,000 shares at $0.15 per share. One permits the purchase of 15,000,000 shares at $0.20 per share. One permits the purchase of 20,000,000 shares at $0.25 per share. The Warrants expire on April 13, 2011.

(7) There are employee stock options that were issued and unexercised for 49,700,427 with a weighted average exercise price of $0.12.

All of the foregoing derivative securities are currently exercisable, and the notes and debentures will remain exercisable until satisfied. In the event that any of the foregoing derivative securities were converted or exercised, GS CleanTech would not be able to issue the requisite common stock and would be in default, unless the number of authorized but unissued common shares is increased. Conversion of those debentures would improve GS CleanTech's balance sheet by reducing its debt to equity ratio, and increase its ability to obtain future financing. However, conversion would also dilute the interest of current shareholders in the equity in GS CleanTech. The additional authorized common stock is necessary to accommodate those conversions, should they occur.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional authorized shares that will be available for issuance after the Reverse Split, other than shares needed for issuance upon conversion of the derivative securities discussed above.

The third reason for the Reverse Split relates to the current low market price of our common stock. The Company may require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve the Company's prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the common stock. There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for Company common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price.

The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, the Company is not likely to obtain additional financing on favorable terms. Accordingly, the Board believes that the proposed Reverse Split is essential to the Company's growth.

General Effect of the Reverse Stock Split on Capital Stock The New Common Stock will not be different from the common stock held by the Company's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares. The table below shows the cumulative effect on the Company's voting stock of the Reverse Split that will occur on the Effective Date. The column labeled "After Reverse Split" does not reflect any adjustments that may result from the rounding-up of fractional shares because we cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

                                                                 Prior to         After
Shares of Common Stock                                      Reverse Split  Reverse Split
----------------------------------------------------------------------------------------
Authorized  common stock                                      500,000,000    500,000,000
Authorized  preferred  stock                                    1,000,000      1,000,000
Issued and outstanding common stock                           500,000,000    500,000,000
Issued  and  outstanding  preferred  stock                      1,000,000      1,000,000
Issuable  upon conversion of Series D Preferred Stock       7,651,884,354    153,037,687
Outstanding if all  preferred  stock  is  converted         8,151,884,354    163,037,687
Available  for issuance if all preferred stock is converted          --      336,962,313

As a result of the Reverse Split, there will be 336,962,313 shares available for issuance after the conversion of the preferred shares. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that the Company obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company's common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Exchange of Stock Certificate and Liquidation of Fractional Shares

On the Effective Date, the outstanding certificates representing shares of the Company's common stock will be automatically converted into certificates representing shares of New Common Stock. It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of share of New Common Stock. Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split and paying the Transfer Agent's standard fee. In exchange, he will receive a replacement certificate representing the appropriate number of share of New Common Stock. The name and address of the Transfer Agent are:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038
                                  212-936-5100
No Dissenters Rights

Under Delaware law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

                                     * * * *